Exhibit 99.3

American Homes 4 Rent

2

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Fourth Quarter and Full Year 2019 Financial and Operating Results
— Announces Strategic Joint Venture with
Institutional Investors Advised by J.P. Morgan Asset Management —
AGOURA HILLS, Calif., Feb. 27, 2020—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2019.
Highlights

•	Total revenues increased 5.1% to $284.0 million for the fourth quarter of 2019 from $270.3 million for the fourth quarter of 2018.

•
Net income attributable to common shareholders totaled $23.6 million, or $0.08 per diluted share, for the fourth quarter of 2019, compared to $17.6 million, or $0.06 per diluted share, for the fourth quarter of 2018.

•
Core Funds from Operations (“Core FFO”) attributable to common share and unit holders for the fourth quarter of 2019 was $101.4 million, or $0.29 per FFO share and unit, compared to $96.3 million, or $0.27 per FFO share and unit, for the fourth quarter of 2018, which represents a 5.0% increase on a per share and unit basis.

•
Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders for the fourth quarter of 2019 was $91.2 million, or $0.26 per FFO share and unit, compared to $86.9 million, or $0.25 per FFO share and unit, for the fourth quarter in 2018, which represents a 4.7% increase on a per share and unit basis.

•
Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.2% year-over-year for the fourth quarter of 2019. Core NOI After Capital Expenditures from Same-Home properties increased by 3.0% year-over-year for the fourth quarter in 2019.

•
Same-Home portfolio Average Occupied Days Percentage increased to 95.1% for the fourth quarter of 2019, compared to 94.7% for the fourth quarter of 2018, while achieving a 3.3% year-over-year growth in Average Monthly Realized Rent per property for the same comparable periods.

•
In February 2020, entered into an approximately $250 million strategic joint venture with institutional investors advised by J.P. Morgan Asset Management focused on constructing and operating newly built rental homes by the Company, providing additional scale, opportunity for economic upside and additional institutional endorsement of the Company’s industry leading built-for-rental strategy.

“American Homes 4 Rent had a strong finish to 2019, driving nearly 7.0% growth in full year Core FFO per share and unit,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “As we look ahead to 2020, we believe we are extremely well positioned, having made considerable investments in our one-of-a-kind development program, as well as continued refinements to our leasing, property management and maintenance systems, all of which is underpinned by our best-in-class balance sheet. We expect these competitive advantages will allow us to continue to create outsized shareholder value as we take advantage of our vast market opportunity to scale and grow AMH over the long term.”
Fourth Quarter 2019 Financial Results
On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Defined Terms and Non-GAAP Reconciliations for further information.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent

Earnings Press Release (continued)

Net income attributable to common shareholders totaled $23.6 million, or $0.08 per diluted share, for the fourth quarter of 2019, compared to $17.6 million, or $0.06 per diluted share, for the fourth quarter of 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, which were offset in part by higher property operating expenses, property management expenses and general and administrative expense, as well as an increase in gain on sale of single-family properties and other, net.
Total revenues increased 5.1% to $284.0 million for the fourth quarter of 2019 from $270.3 million for the fourth quarter of 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,818 homes for the fourth quarter of 2019, compared to 47,687 homes for the fourth quarter of 2018, as well as higher rental rates.
Core NOI on our total portfolio increased 5.2% to $157.2 million for the fourth quarter of 2019, compared to $149.4 million for the fourth quarter of 2018. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense and higher repairs and maintenance and turnover costs, net.
Core revenues from Same-Home properties increased 4.0% to $190.1 million for the fourth quarter of 2019, compared to $182.8 million for the fourth quarter of 2018. This growth was primarily driven by a 3.3% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.1% from 94.7% as well as higher fees from single-family properties resulting from operational enhancements to our fee structure. Core property operating expenses from Same-Home properties increased 5.4% to $67.5 million for the fourth quarter of 2019, compared to $64.0 million for the fourth quarter of 2018, driven mostly by higher property tax expense related to 2019 valuation increases and higher repairs and maintenance and turnover costs, net. As a result, Core NOI from Same-Home properties increased 3.2% to $122.6 million for the fourth quarter of 2019, compared to $118.7 million for the fourth quarter of 2018. After capital expenditures, Core NOI from Same-Home properties increased 3.0% to $115.2 million for the fourth quarter of 2019, compared to $111.9 million for the fourth quarter of 2018. For the fourth quarter of 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program.
Core FFO attributable to common share and unit holders was $101.4 million, or $0.29 per FFO share and unit, for the fourth quarter of 2019, compared to $96.3 million, or $0.27 per FFO share and unit, for the fourth quarter of 2018. Adjusted FFO attributable to common share and unit holders was $91.2 million, or $0.26 per FFO share and unit, for the fourth quarter of 2019, compared to $86.9 million, or $0.25 per FFO share and unit, for the fourth quarter of 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher repairs and maintenance and turnover costs, net and higher general and administrative expense.
Full Year 2019 Financial Results
On January 1, 2019, the Company adopted the new lease accounting standard, ASU No. 2016-02, which prospectively results in a larger portion of internal leasing costs being expensed that were previously capitalized. For purposes of comparability, applicable prior period non-GAAP financial metrics have been conformed to reflect the new lease accounting standard. Refer to Defined Terms and Non-GAAP Reconciliations for further information.
Net income attributable to common shareholders was $85.9 million, or $0.29 per diluted share, for the year ended December 31, 2019, compared to $23.5 million, or $0.08 per diluted share, for the year ended December 31, 2018. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, which were offset in part by higher property operating expenses, property management expenses and general and administrative expense,

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent

Earnings Press Release (continued)

as well as an increase in gain on sale of single-family properties and other, net and a noncash charge related to the redemption of the Series C participating preferred shares through a conversion into Class A common shares during the second quarter of 2018.
Total revenues increased 6.6% to $1.14 billion for the year ended December 31, 2019 from $1.07 billion for the year ended December 31, 2018. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,687 homes for the year ended December 31, 2019, compared to 47,368 homes for the year ended December 31, 2018, as well as higher rental rates.
Core NOI on our total portfolio increased 7.0% to $612.7 million for the year ended December 31, 2019, compared to $572.6 million for the year ended December 31, 2018. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher repairs and maintenance and turnover costs, net and higher property management expenses, net.
Core revenues from Same-Home properties increased 4.1% to $753.8 million for the year ended December 31, 2019, compared to $723.8 million for the year ended December 31, 2018. This growth was primarily driven by a 3.5% increase in Average Monthly Realized Rent per property and an increase in Average Occupied Days Percentage to 95.4% from 95.0% as well as higher fees from single-family properties resulting from operational enhancements to our fee structure. Core property operating expenses from Same-Home properties increased 4.9% to $274.6 million for the year ended December 31, 2019, compared to $261.7 million for the year ended December 31, 2018, driven mostly by higher property tax expense related to 2019 valuation increases and higher repairs and maintenance and turnover costs, net. As a result, Core NOI from Same-Home properties increased 3.7% to $479.2 million for the year ended December 31, 2019, compared to $462.2 million for the year ended December 31, 2018. After capital expenditures, Core NOI from Same-Home properties increased 3.3% to $447.5 million for the year ended December 31, 2019, compared to $433.3 million for the year ended December 31, 2018. For the year ended December 31, 2019, capital expenditures reflected above average increases from the planned expansion of our strategic preventative maintenance program.
Core FFO attributable to common share and unit holders was $392.8 million, or $1.11 per FFO share and unit, for the year ended December 31, 2019, compared to $363.6 million, or $1.04 per FFO share and unit, for the year ended December 31, 2018. Adjusted FFO attributable to common share and unit holders was $348.7 million, or $0.99 per FFO share and unit, for the year ended December 31, 2019, compared to $323.1 million, or $0.92 per FFO share and unit, for the year ended December 31, 2018. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense, higher repairs and maintenance and turnover costs, net, higher property management expenses, net and higher general and administrative expense.
Portfolio
As of December 31, 2019, the Company had an occupancy percentage of 94.9%, compared to 95.6% as of September 30, 2019. The occupancy percentage on Same-Home properties was 95.7% as of December 31, 2019, compared to 95.9% as of September 30, 2019.
Investments
As of December 31, 2019, the Company’s total portfolio consisted of 52,552 homes, including 1,187 properties held for sale, compared to 52,537 homes as of September 30, 2019, including 1,439 properties held for sale, an increase of 15 homes in the fourth quarter of 2019, which included 341 newly constructed properties delivered through our AMH Development and National Builder Programs and 50 homes acquired through traditional acquisition channels, partially offset by 376 homes sold.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent

Earnings Press Release (continued)

Capital Activities and Balance Sheet
As of December 31, 2019, the Company had cash and cash equivalents of $37.6 million and had total outstanding debt of $2.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.4% and a weighted-average term to maturity of 13.1 years. The Company had no outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter.
In February 2020, entered into a $253.1 million strategic joint venture with institutional investors advised by J.P. Morgan Asset Management focused on constructing and operating newly built rental homes by the Company. The Company holds a 20% unconsolidated interest in the joint venture, which has an evergreen term. Additionally, the Company will earn fees for development and management services provided to the venture and have an opportunity to earn a promoted interest after construction and initial operation of the venture’s properties.
2020 Guidance
Guidance Summary

Full Year 2020
Core FFO attributable to common share and unit holders	$1.17 - $1.21

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth (1)	4.0% - 5.0%
Core NOI growth	2.8% - 3.8%

(1)	Comprised of expected property tax growth of 4.8% - 5.8% and all other operating expenses growth, excluding property taxes, of 3.2% - 4.2%.
Reconciliation of Core FFO attributable to common share and unit holders from 2019 to 2020 Guidance Midpoint

Per FFO Share and Unit
2019 Core FFO attributable to common share and unit holders	$1.11

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (1)	0.04
Held for sale properties NOI decrease (2)	(0.01)

2020 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.19

(1)
Reflects NOI from Non-Same-Home properties including contribution from 2019 acquisitions. For 2020, we expect to add between 2,800 and 3,200 properties with an investment between $700.0 million and $800.0 million.

(2)	Reflects less NOI contribution from held for sale properties, which totaled 1,187 as of December 31, 2019 compared to 1,945 as of December 31, 2018.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent

Earnings Press Release (continued)

Additional Information
A copy of the Company’s Fourth Quarter 2019 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, February 28, 2020, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter and full year ended December 31, 2019, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, March 13, 2020, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13698091#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2019, we owned 52,552 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2020 Guidance and our belief that there will be continued strong demand for single-family rentals and our ability to continue to expand our built-for-rental program and deliver consistent operating results. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2019	2018	2019	2018
Operating Data (1)
Net income attributable to common shareholders	$23,590	$17,632	$85,911	$23,472
Core revenues	$245,175	$232,659	$972,286	$911,150
Core NOI	$157,208	$149,409	$612,717	$572,571
Core NOI margin	64.1%	64.2%	63.0%	62.8%
Platform Efficiency Percentage	13.1%	11.8%	12.8%	12.6%
Adjusted EBITDAre after Capex and Leasing Costs	$138,154	$132,741	$538,853	$502,337
Adjusted EBITDAre after Capex and Leasing Costs Margin	55.6%	56.7%	54.7%	54.8%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.28	$0.27	$1.09	$0.94
Core FFO attributable to common share and unit holders	$0.29	$0.27	$1.11	$1.04
Adjusted FFO attributable to common share and unit holders	$0.26	$0.25	$0.99	$0.92

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$7,986,276	$7,959,526	$7,977,518	$8,040,577	$8,020,597
Total assets	$9,100,109	$9,140,121	$9,142,623	$9,191,038	$9,001,481
Outstanding borrowings under credit facilities, net	$—	$—	$—	$99,286	$349,232
Total Debt	$2,870,993	$2,876,223	$2,881,774	$2,986,953	$2,842,510
Total Market Capitalization	$13,000,836	$12,892,361	$12,339,414	$11,869,149	$10,712,794
Total Debt to Total Market Capitalization	22.1%	22.3%	23.3%	25.2%	26.5%
Net Debt to Adjusted EBITDAre	4.7 x	4.6 x	4.7 x	4.9 x	5.0 x
NYSE AMH Class A common share closing price	$26.21	$25.89	$24.31	$22.72	$19.85

Portfolio Data - end of period
Occupied single-family properties	48,767	48,868	49,111	48,867	47,823
Single-family properties recently acquired	335	139	67	366	777
Single-family properties in turnover process	1,934	1,698	1,408	1,441	1,855
Single-family properties leased, not yet occupied	329	393	384	456	383
Total single-family properties, excluding properties held for sale	51,365	51,098	50,970	51,130	50,838
Single-family properties held for sale	1,187	1,439	1,664	1,793	1,945
Total single-family properties	52,552	52,537	52,634	52,923	52,783
Total occupancy percentage (2)	94.9%	95.6%	96.4%	95.6%	94.1%
Total Average Occupied Days Percentage	95.0%	95.2%	95.4%	94.0%	94.0%
Same-Home occupied percentage (40,355 properties)	95.7%	95.9%	96.4%	96.8%	95.8%
Same-Home Average Occupied Days Percentage (40,355 properties)	95.1%	95.1%	95.7%	95.5%	94.7%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share (3)	$0.39	$0.39	$0.39	$0.39	$0.44

(1)	For the 2018 period, certain metrics include conforming adjustments under the new lease accounting standard adopted by the Company on January 1, 2019 as if it were adopted on January 1, 2018.

(2)	Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

(3)	Series H perpetual preferred shares offering close date and initial dividend start date was September 19, 2018, with an initial dividend declared in the fourth quarter of 2018.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents and other single-family property revenues	$281,465	$268,943	$1,132,137	$1,066,675
Other	2,545	1,373	11,241	6,180
Total revenues	284,010	270,316	1,143,378	1,072,855

Expenses:
Property operating expenses	102,788	99,475	433,854	412,905
Property management expenses	21,822	18,105	86,908	74,573
General and administrative expense	12,178	8,402	43,206	36,575
Interest expense	31,163	30,691	127,114	122,900
Acquisition and other transaction costs	769	1,538	3,224	5,225
Depreciation and amortization	83,219	81,123	329,293	318,685
Other	1,585	3,745	6,733	7,265
Total expenses	253,524	243,079	1,030,332	978,128

Gain on sale of single-family properties and other, net	10,978	7,497	43,873	17,946
Loss on early extinguishment of debt	—	—	(659)	(1,447)
Remeasurement of participating preferred shares	—	—	—	1,212

Net income	41,464	34,734	156,260	112,438

Noncontrolling interest	4,092	3,320	15,221	4,165
Dividends on preferred shares	13,782	13,782	55,128	52,586
Redemption of participating preferred shares	—	—	—	32,215

Net income attributable to common shareholders	$23,590	$17,632	$85,911	$23,472

Weighted-average common shares outstanding:
Basic	300,724,761	296,559,183	299,415,397	293,640,500
Diluted	301,213,621	297,067,211	299,918,966	294,268,330

Net income attributable to common shareholders per share:
Basic	$0.08	$0.06	$0.29	$0.08
Diluted	$0.08	$0.06	$0.29	$0.08

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2019	2018	2019	2018
Net income attributable to common shareholders	$23,590	$17,632	$85,911	$23,472
Adjustments:
Noncontrolling interests in the Operating Partnership	4,092	3,320	15,221	4,424
Net (gain) on sale / impairment of single-family properties and other	(10,398)	(4,435)	(40,210)	(12,088)
Adjustments for unconsolidated joint ventures	821	—	1,797	—
Depreciation and amortization	83,219	81,123	329,293	318,685
Less: depreciation and amortization of non-real estate assets	(2,031)	(1,890)	(7,933)	(7,352)
FFO attributable to common share and unit holders	$99,293	$95,750	$384,079	$327,141
Adjustments:
Internal leasing costs (1)	—	(2,171)	—	(7,984)
Acquisition and other transaction costs	769	1,538	3,224	5,225
Noncash share-based compensation - general and administrative	946	466	3,466	2,075
Noncash share-based compensation - property management	353	217	1,342	1,358
Noncash interest expense related to acquired debt	—	493	—	3,303
Loss on early extinguishment of debt	—	—	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Redemption of participating preferred shares	—	—	—	32,215
Core FFO attributable to common share and unit holders	$101,361	$96,293	$392,770	$363,568
Recurring capital expenditures (2)	(9,332)	(8,546)	(39,997)	(35,888)
Leasing costs	(851)	(3,047)	(4,095)	(12,603)
Internal leasing costs (1)	—	2,171	—	7,984
Adjusted FFO attributable to common share and unit holders	$91,178	$86,871	$348,678	$323,061

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.28	$0.27	$1.09	$0.94
Core FFO attributable to common share and unit holders	$0.29	$0.27	$1.11	$1.04
Adjusted FFO attributable to common share and unit holders	$0.26	$0.25	$0.99	$0.92

Weighted-average FFO shares and units:
Common shares outstanding	300,724,761	296,559,183	299,415,397	293,640,500
Share-based compensation plan (3)	708,131	508,028	686,050	627,830
Operating partnership units	52,026,980	55,349,791	53,045,004	55,350,062
Total weighted-average FFO shares and units	353,459,872	352,417,002	353,146,451	349,618,392

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(2)
As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

(3)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2019	2018	2019	2018
Rents from single-family properties	$244,201	$232,378	$967,409	$908,936
Fees from single-family properties	3,672	2,648	13,835	10,946
Bad debt expense	(2,698)	(2,367)	(8,958)	(8,732)
Core revenues	245,175	232,659	972,286	911,150

Property tax expense	43,156	40,941	172,782	160,649
HOA fees, net (1)	4,532	5,453	20,468	20,073
R&M and turnover costs, net (1)	17,932	16,016	77,094	73,398
Insurance	2,275	2,202	9,023	8,368
Property management expenses, net (2)	20,072	18,638	80,202	76,091
Core property operating expenses	87,967	83,250	359,569	338,579

Core NOI	$157,208	$149,409	$612,717	$572,571
Core NOI margin	64.1%	64.2%	63.0%	62.8%

	For the Three Months Ended Dec 31, 2019
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties
Property count	40,355	7,504	3,506	1,187	52,552
Average Occupied Days Percentage	95.1%	96.2%	90.4%	65.5%	94.3%

Rents from single-family properties	$189,279	$36,982	$13,675	$4,265	$244,201
Fees from single-family properties	2,804	570	254	44	3,672
Bad debt expense	(2,018)	(404)	(147)	(129)	(2,698)
Core revenues	190,065	37,148	13,782	4,180	245,175

Property tax expense	33,252	5,843	2,558	1,503	43,156
HOA fees, net (1)	3,440	659	311	122	4,532
R&M and turnover costs, net (1)	13,811	1,947	1,208	966	17,932
Insurance	1,700	365	143	67	2,275
Property management expenses, net (2)	15,283	2,869	1,429	491	20,072
Core property operating expenses	67,486	11,683	5,649	3,149	87,967

Core NOI	$122,579	$25,465	$8,133	$1,031	$157,208
Core NOI margin	64.5%	68.6%	59.0%	24.7%	64.1%

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

(3)
Includes 645 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter, 2,246 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) and 615 properties that were recently substituted out of our securitization collateral pools, which are currently being evaluated for potential sale, as well as properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Quarterly and Full Year Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Dec 31,			For the Years Ended Dec 31,
	2019	2018	Change	2019	2018	Change
Number of Same-Home properties	40,355	40,355		40,355	40,355
Occupancy percentage as of period end	95.7%	95.8%	(0.1)%	95.7%	95.8%	(0.1)%
Average Occupied Days Percentage	95.1%	94.7%	0.4%	95.4%	95.0%	0.4%
Average Monthly Realized Rent per property	$1,644	$1,591	3.3%	$1,625	$1,570	3.5%
Turnover Rate	7.5%	7.8%	(0.3)%	36.9%	38.5%	(1.6)%

Core NOI:
Rents from single-family properties	$189,279	$182,547	3.7%	$750,164	$722,415	3.8%
Fees from single-family properties	2,804	2,008	39.6%	10,398	8,286	25.5%
Bad debt expense	(2,018)	(1,798)	12.2%	(6,761)	(6,856)	(1.4)%
Core revenues	190,065	182,757	4.0%	753,801	723,845	4.1%

Property tax expense	33,252	31,395	5.9%	131,812	124,165	6.2%
HOA fees, net (1)	3,440	4,267	(19.4)%	15,237	15,478	(1.6)%
R&M and turnover costs, net (1)	13,811	12,273	12.5%	59,589	56,004	6.4%
Insurance	1,700	1,662	2.3%	6,768	6,445	5.0%
Property management expenses, net (2)	15,283	14,434	5.9%	61,177	59,595	2.7%
Core property operating expenses	67,486	64,031	5.4%	274,583	261,687	4.9%

Core NOI	$122,579	$118,726	3.2%	$479,218	$462,158	3.7%
Core NOI margin	64.5%	65.0%		63.6%	63.8%

Recurring Capital Expenditures	7,407	6,861	8.0%	31,687	28,900	9.6%
Core NOI After Capital Expenditures	$115,172	$111,865	3.0%	$447,531	$433,258	3.3%

Property Enhancing Capex
Resilient flooring program	$5,519	$2,897		$19,399	$9,989

Per property:
Average Recurring Capital Expenditures	$184	$170	8.0%	$785	$716	9.6%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$526	$474	11.0%	$2,262	$2,104	7.5%

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Occupancy percentage as of period end	95.7%	95.9%	96.4%	96.8%	95.8%
Average Occupied Days Percentage	95.1%	95.1%	95.7%	95.5%	94.7%
Average Monthly Realized Rent per property	$1,644	$1,635	$1,620	$1,600	$1,591

Average Change in Rent for Renewals	4.7%	4.1%	4.0%	4.1%	4.3%
Average Change in Rent for Re-Leases	1.3%	3.6%	6.0%	3.5%	1.5%
Average Blended Change in Rent	3.4%	3.9%	4.7%	3.9%	3.0%

Core NOI:
Rents from single-family properties	$189,279	$188,296	$187,660	$184,929	$182,547
Fees from single-family properties	2,804	2,823	2,581	2,190	2,008
Bad debt expense	(2,018)	(2,109)	(1,349)	(1,285)	(1,798)
Core revenues	190,065	189,010	188,892	185,834	182,757

Property tax expense	33,252	33,663	32,917	31,980	31,395
HOA fees, net (1)	3,440	3,390	3,991	4,416	4,267
R&M and turnover costs, net (1)	13,811	17,437	15,076	13,265	12,273
Insurance	1,700	1,719	1,700	1,649	1,662
Property management expenses, net (2)	15,283	15,909	15,362	14,623	14,434
Core property operating expenses	67,486	72,118	69,046	65,933	64,031

Core NOI	$122,579	$116,892	$119,846	$119,901	$118,726
Core NOI margin	64.5%	61.8%	63.4%	64.5%	65.0%

Recurring Capital Expenditures	7,407	9,804	8,223	6,253	6,861
Core NOI After Capital Expenditures	$115,172	$107,088	$111,623	$113,648	$111,865

Property Enhancing Capex
Resilient flooring program	$5,519	$5,345	$4,427	$4,108	$2,897

Per property:
Average Recurring Capital Expenditures	$184	$242	$204	$155	$170
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$526	$674	$578	$484	$474

(1)	Presented net of tenant charge-backs.

(2)
Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees. Property management expenses, net for the 2018 period also includes an adjustment for the portion of leasing costs that were previously capitalized that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 4Q19 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Dallas-Fort Worth, TX	3,494	$162,355	7.9%	4.2%	(0.6)%	2.3%
Atlanta, GA	3,395	168,004	8.3%	5.4%	2.0%	4.0%
Indianapolis, IN	2,695	153,515	5.5%	4.3%	1.5%	3.1%
Charlotte, NC	2,738	182,124	7.1%	4.4%	(0.8)%	2.1%
Houston, TX	2,263	166,784	4.8%	4.9%	(2.3)%	2.4%
Nashville, TN	2,009	208,075	6.2%	4.8%	(0.7)%	2.5%
Phoenix, AZ	1,931	165,218	4.7%	7.2%	7.3%	7.3%
Cincinnati, OH	1,894	174,864	4.8%	4.9%	2.4%	3.8%
Jacksonville, FL	1,729	158,869	3.8%	3.8%	0.7%	2.6%
Tampa, FL	1,693	188,855	4.2%	4.3%	(0.2)%	2.5%
Raleigh, NC	1,699	179,892	4.1%	4.4%	(0.3)%	2.5%
Greater Chicago area, IL and IN	1,679	182,202	3.9%	3.1%	1.6%	2.5%
Columbus, OH	1,611	161,332	4.1%	3.8%	3.3%	3.6%
Orlando, FL	1,271	172,165	3.0%	4.9%	1.1%	3.3%
Salt Lake City, UT	1,036	222,911	3.4%	6.1%	3.7%	5.2%
Las Vegas, NV	938	177,309	2.5%	6.4%	4.3%	5.6%
San Antonio, TX	879	157,778	1.9%	4.1%	(2.7)%	1.7%
Charleston, SC	816	185,190	2.1%	4.3%	2.5%	3.5%
Savannah/Hilton Head, SC	667	170,055	1.6%	4.7%	1.5%	3.2%
Denver, CO	635	276,709	2.5%	4.5%	1.7%	3.5%
All Other (2)	5,283	175,754	13.6%	4.9%	3.2%	4.3%
Total/Average	40,355	$175,569	100.0%	4.7%	1.3%	3.4%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	4Q19 QTD	4Q18 QTD	Change	4Q19 QTD	4Q18 QTD	Change
Dallas-Fort Worth, TX	95.0%	93.9%	1.1%	$1,766	$1,720	2.7%
Atlanta, GA	94.9%	95.4%	(0.5)%	1,615	1,551	4.1%
Indianapolis, IN	95.1%	93.4%	1.7%	1,446	1,379	4.9%
Charlotte, NC	94.6%	94.6%	—%	1,604	1,575	1.8%
Houston, TX	95.1%	94.4%	0.7%	1,666	1,639	1.6%
Nashville, TN	93.6%	92.8%	0.8%	1,756	1,715	2.4%
Phoenix, AZ	95.5%	96.1%	(0.6)%	1,465	1,369	7.0%
Cincinnati, OH	96.0%	95.2%	0.8%	1,619	1,576	2.7%
Jacksonville, FL	95.1%	95.1%	—%	1,572	1,519	3.5%
Tampa, FL	95.2%	94.1%	1.1%	1,740	1,700	2.4%
Raleigh, NC	93.7%	94.7%	(1.0)%	1,549	1,505	2.9%
Greater Chicago area, IL and IN	95.1%	95.7%	(0.6)%	1,884	1,841	2.3%
Columbus, OH	96.1%	96.8%	(0.7)%	1,646	1,582	4.0%
Orlando, FL	95.5%	95.5%	—%	1,691	1,656	2.1%
Salt Lake City, UT	96.1%	93.0%	3.1%	1,774	1,698	4.5%
Las Vegas, NV	95.1%	96.2%	(1.1)%	1,601	1,519	5.4%
San Antonio, TX	95.1%	93.0%	2.1%	1,549	1,518	2.0%
Charleston, SC	95.2%	94.2%	1.0%	1,693	1,643	3.0%
Savannah/Hilton Head, SC	94.0%	95.0%	(1.0)%	1,554	1,496	3.9%
Denver, CO	94.8%	94.5%	0.3%	2,236	2,160	3.5%
All Other (2)	95.5%	95.3%	0.2%	1,595	1,537	3.8%
Total/Average	95.1%	94.7%	0.4%	$1,644	$1,591	3.3%

(1)	Reflected for the three months ended December 31, 2019.

(2)	Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
Assets
Single-family properties:
Land	$1,756,504	$1,713,496
Buildings and improvements	7,691,877	7,483,600
Single-family properties in operation	9,448,381	9,197,096
Less: accumulated depreciation	(1,462,105)	(1,176,499)
Single-family properties in operation, net	7,986,276	8,020,597
Single-family properties under development and development land	355,427	153,651
Single-family properties held for sale, net	209,828	318,327
Total real estate assets, net	8,551,531	8,492,575
Cash and cash equivalents	37,575	30,284
Restricted cash	126,544	144,930
Rent and other receivables, net	29,618	29,027
Escrow deposits, prepaid expenses and other assets	202,056	146,034
Deferred costs and other intangibles, net	6,840	12,686
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,100,109	$9,001,481

Liabilities
Revolving credit facility	$—	$250,000
Term loan facility, net	—	99,232
Asset-backed securitizations, net	1,945,044	1,961,511
Unsecured senior notes, net	888,453	492,800
Accounts payable and accrued expenses	243,193	219,229
Amounts payable to affiliates	4,629	4,967
Total liabilities	3,081,319	3,027,739

Commitments and contingencies

Equity
Shareholders' equity:
Class A common shares	3,001	2,960
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	5,790,775	5,732,466
Accumulated deficit	(465,368)	(491,214)
Accumulated other comprehensive income	6,658	7,393
Total shareholders' equity	5,335,426	5,251,965
Noncontrolling interest	683,364	721,777
Total equity	6,018,790	5,973,742

Total liabilities and equity	$9,100,109	$9,001,481

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Debt Summary as of December 31, 2019
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	2.96%	2.5
Total floating rate debt	—	—	—	—%	2.96%	2.5

Fixed rate debt:
AH4R 2014-SFR2	485,828	—	485,828	16.9%	4.42%	4.8
AH4R 2014-SFR3	501,393	—	501,393	17.5%	4.40%	4.9
AH4R 2015-SFR1	526,560	—	526,560	18.4%	4.14%	25.3
AH4R 2015-SFR2	457,212	—	457,212	15.9%	4.36%	25.8
2028 unsecured senior notes (4)	—	500,000	500,000	17.4%	4.08%	8.1
2029 unsecured senior notes	—	400,000	400,000	13.9%	4.90%	9.1
Total fixed rate debt	1,970,993	900,000	2,870,993	100.0%	4.36%	13.1

Total Debt	$1,970,993	$900,000	$2,870,993	100.0%	4.36%	13.1

Unamortized discounts and loan costs			(37,496)
Total debt per balance sheet			$2,833,497

Maturity Schedule by Year (2)	Total Debt	% of Total
2020	$20,714	0.7%
2021	20,714	0.7%
2022	20,714	0.7%
2023	20,714	0.7%
2024	955,875	33.2%
2025	10,302	0.4%
2026	10,302	0.4%
2027	10,302	0.4%
2028	510,302	17.8%
2029	410,302	14.3%
Thereafter	880,752	30.7%
Total	$2,870,993	100.0%

(1)	Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company’s LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of December 31, 2019.

(4)	The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2019	2018	2019	2018
Interest expense per income statement	$31,163	$30,691	$127,114	$122,900
Less: noncash interest expense related to acquired debt	—	(493)	—	(3,303)
Interest expense included in Core FFO attributable to common share and unit holders	31,163	30,198	127,114	119,597
Less: amortization of discounts, loan costs and cash flow hedge	(1,869)	(1,780)	(7,457)	(7,190)
Add: capitalized interest	3,002	1,458	11,097	6,671
Cash interest	$32,296	$29,876	$130,754	$119,078

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Capital Structure and Credit Metrics as of December 31, 2019
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$2,870,993	22.1%

Total preferred shares		883,750	6.8%

Common equity at market value:
Common shares outstanding	300,742,674
Operating partnership units	52,026,980
Total shares and units	352,769,654
NYSE AMH Class A common share closing price at December 31, 2019	$26.21
Market value of common shares and operating partnership units		9,246,093	71.1%

Total Market Capitalization		$13,000,836	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Per Share	Total	Annual Dividend Per Share	Annual Dividend Amount
Series
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	4.7 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.4 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.1 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	65.9%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual

Ratio of Indebtedness to Total Assets	<	60.0%	27.6%
Ratio of Secured Debt to Total Assets	<	40.0%	18.9%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	812.4%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.46 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual

Ratio of Total Indebtedness to Total Asset Value	<	60.0%	28.7%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	18.3%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	16.1%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.83 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	9.54 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Top 20 Markets Summary as of December 31, 2019
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,779	9.3%	$178,876	2,161	17.4
Dallas-Fort Worth, TX	4,314	8.4%	165,058	2,116	15.8
Charlotte, NC	3,681	7.2%	193,044	2,095	15.8
Phoenix, AZ	3,088	6.0%	174,750	1,835	16.3
Houston, TX	3,053	5.9%	164,294	2,093	14.0
Indianapolis, IN	2,807	5.5%	153,422	1,930	17.2
Nashville, TN	2,741	5.3%	211,440	2,113	15.0
Jacksonville, FL	2,233	4.3%	176,056	1,940	14.6
Tampa, FL	2,243	4.4%	197,632	1,945	14.9
Raleigh, NC	2,062	4.0%	183,860	1,875	14.9
Columbus, OH	2,030	4.0%	172,111	1,870	18.0
Cincinnati, OH	1,973	3.8%	174,984	1,851	17.5
Greater Chicago area, IL and IN	1,751	3.4%	182,395	1,868	18.3
Orlando, FL	1,693	3.3%	180,446	1,895	18.1
Salt Lake City, UT	1,423	2.8%	245,443	2,185	17.7
San Antonio, TX	1,012	2.0%	160,781	2,019	15.9
Las Vegas, NV	1,041	2.0%	179,359	1,844	16.6
Charleston, SC	1,129	2.2%	198,070	1,959	12.0
Savannah/Hilton Head, SC	878	1.7%	180,109	1,859	12.4
Winston Salem, NC	813	1.6%	154,845	1,748	15.9
All Other (3)	6,621	12.9%	208,122	1,924	15.6
Total/Average	51,365	100.0%	$183,946	1,986	16.0
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.7%	$1,627	5.4%	2.4%	4.2%
Dallas-Fort Worth, TX	94.8%	1,773	4.3%	(0.3)%	2.5%
Charlotte, NC	94.8%	1,612	4.4%	—%	2.6%
Phoenix, AZ	95.9%	1,458	7.3%	8.7%	7.8%
Houston, TX	95.0%	1,654	4.8%	(2.3)%	2.3%
Indianapolis, IN	95.0%	1,445	4.3%	1.5%	3.1%
Nashville, TN	93.6%	1,752	4.6%	(0.6)%	2.7%
Jacksonville, FL	94.5%	1,603	3.9%	1.0%	2.8%
Tampa, FL	95.1%	1,737	4.4%	(0.1)%	2.7%
Raleigh, NC	93.6%	1,552	4.5%	(0.3)%	2.6%
Columbus, OH	96.3%	1,659	3.8%	3.4%	3.7%
Cincinnati, OH	95.8%	1,621	4.9%	2.3%	3.8%
Greater Chicago area, IL and IN	95.0%	1,883	3.2%	1.6%	2.5%
Orlando, FL	95.4%	1,692	4.9%	1.1%	3.5%
Salt Lake City, UT	95.5%	1,791	6.0%	3.8%	5.2%
San Antonio, TX	94.7%	1,559	4.4%	(2.6)%	1.8%
Las Vegas, NV	94.9%	1,591	6.4%	4.4%	5.6%
Charleston, SC	93.4%	1,717	4.2%	2.5%	3.4%
Savannah/Hilton Head, SC	94.3%	1,578	4.6%	1.4%	3.2%
Winston Salem, NC	94.7%	1,373	4.8%	2.3%	3.8%
All Other (3)	95.6%	1,712	4.8%	3.2%	4.3%
Total/Average	95.0%	$1,649	4.8%	1.5%	3.6%

(1)	Property and leasing information excludes held for sale properties.

(2)	Reflected for the three months ended December 31, 2019.

(3)	Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Property Additions

	4Q19 Additions		2019 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	37	$264,087	134	$252,421
Tampa, FL	74	226,598	126	234,029
Charleston, SC	59	247,852	117	242,341
Jacksonville, FL	18	280,167	103	258,319
Charlotte, NC	22	290,465	88	293,942
Salt Lake City, UT	33	275,336	88	311,134
Nashville, TN	5	260,702	84	270,397
Seattle, WA	23	374,313	63	358,401
Boise, ID	24	254,751	50	254,862
Columbus, OH	18	240,461	40	234,346
Savannah/Hilton Head, SC	2	223,972	39	220,176
Denver, CO	7	394,585	36	377,039
Orlando, FL	9	258,689	35	251,708
Phoenix, AZ	4	272,837	33	267,481
Las Vegas, NV	19	294,849	21	293,574
Raleigh, NC	20	248,051	20	248,051
Dallas-Fort Worth, TX	10	235,229	10	235,229
Portland, OR	6	323,684	8	340,325
San Antonio, TX	—	—	2	239,363
Austin, TX	—	—	1	223,505
Other	1	215,525	1	215,525
Total/Average	391	$265,319	1,099	$269,194

(1)	Reflects Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
Property Dispositions

		4Q19 Dispositions		2019 Dispositions
Market	Dec 31, 2019 Single-Family Properties Held for Sale	Number of Properties	Average Net Proceeds Per Property	Number of Properties	Average Net Proceeds Per Property
Greater Chicago area, IL and IN	208	25	$147,520	87	$140,058
Oklahoma City, OK	198	56	161,196	171	159,787
Central Valley, CA	96	8	238,375	50	230,267
Bay Area, CA	90	4	406,750	27	425,221
Atlanta, GA	89	27	194,037	93	185,877
Inland Empire, CA	87	12	307,250	32	321,756
Houston, TX	76	7	181,429	27	184,931
Dallas-Fort Worth, TX	68	10	219,500	34	204,112
Austin, TX	58	10	144,500	57	141,711
Tampa, FL	26	5	216,600	27	234,489
Nashville, TN	21	3	283,000	8	226,594
Orlando, FL	16	9	200,333	31	213,436
Augusta, GA	14	154	164,351	214	164,882
Miami, FL	14	2	250,500	11	280,345
San Antonio, TX	14	4	238,250	14	186,425
Indianapolis, IN	13	3	206,333	70	143,788
Phoenix, AZ	13	3	210,667	18	212,872
Columbia, SC	11	7	156,143	32	158,622
Charlotte, NC	10	2	207,000	5	229,961
Memphis, TN	10	5	133,400	9	138,940
All Other (1) (2)	55	20	236,150	313	194,860
Total/Average	1,187	376	$182,798	1,330	$186,616

(1)	Represents 17 markets in 14 states.

(2)	Net proceeds for the year ended December 31, 2019 include a $30.7 million note receivable, before a $1.2 million discount, related to the disposition of 215 properties in Corpus Christi, TX.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent

Lease Expirations

	MTM	1Q20	2Q20	3Q20	4Q20	Thereafter
Lease expirations	$1,915	$11,001	$13,534	$12,110	$8,467	$2,069
Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Quarterly Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
1Q18	1,804,163	$34,933	$19.36	—	$—	$—
2Q18	—	—	—	—	—	—
3Q18	—	—	—	—	—	—
4Q18	—	—	—	—	—	—
1Q19	—	—	—	—	—	—
2Q19	—	—	—	—	—	—
3Q19	—	—	—	—	—	—
4Q19	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	—	—	$—
	Remaining authorization:	$265,067		Remaining authorization:	$500,000
Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)										HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019

Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	167.7	172.6	173.1	73.1%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	162.9	166.5	167.4	67.4%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	159.6	164.1	163.5	63.5%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	171.4	174.9	178.5	78.5%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	141.0	143.8	146.3	46.3%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	146.6	150.0	153.1	53.1%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	170.4	170.8	172.8	72.8%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	166.3	176.8	172.3	72.3%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	177.5	182.0	185.6	85.6%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	149.5	151.2	152.3	52.3%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	150.3	157.7	157.9	57.9%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	137.0	141.5	144.4	44.4%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	134.2	138.5	137.1	37.1%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	173.3	179.6	178.9	78.9%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	162.9	168.4	170.7	70.7%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	142.3	145.2	145.5	45.5%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	212.5	212.6	215.2	115.2%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	175.5	175.6	178.8	78.8%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	175.5	175.6	178.8	78.8%
Winston Salem, NC	100.0	99.7	96.6	105.6	112.7	117.7	125.7	128.3	129.5	130.0	30.0%
Average											65.1%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through September 30, 2019. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Reflects top 20 markets as of December 31, 2019.

(3)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.

(4)	Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent

2020 Guidance
Guidance Summary

Full Year 2020
Core FFO attributable to common share and unit holders	$1.17 - $1.21

Same-Home
Core revenues growth	3.2% - 4.2%
Core property operating expenses growth (1)	4.0% - 5.0%
Core NOI growth	2.8% - 3.8%

(1)	Comprised of expected property tax growth of 4.8% - 5.8% and all other operating expenses growth, excluding property taxes, of 3.2% - 4.2%.
Reconciliation of Core FFO attributable to common share and unit holders from 2019 to 2020 Guidance Midpoint

Per FFO Share and Unit
2019 Core FFO attributable to common share and unit holders	$1.11

Same-Home Core NOI growth	0.05
Non-Same-Home Core NOI growth (1)	0.04
Held for sale properties NOI decrease (2)	(0.01)

2020 Core FFO attributable to common share and unit holders - Guidance Midpoint	$1.19

(1)
Reflects NOI from Non-Same-Home properties including contribution from 2019 acquisitions. For 2020, we expect to add between 2,800 and 3,200 properties with an investment between $700.0 million and $800.0 million.

(2)	Reflects less NOI contribution from held for sale properties, which totaled 1,187 as of December 31, 2019 compared to 1,945 as of December 31, 2018.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of shares or units, (3) gain or loss on early extinguishment of debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on sales of single-family properties and other, (6) depreciation and amortization, (7) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (8) noncash share-based compensation expense, (9) interest expense, (10) general and administrative expense, (11) other expenses and (12) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

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American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the quarters and years ended December 31, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2019	2018	2019	2018
Core revenues and Same-Home core revenues
Total revenues	$284,010	$270,316	$1,143,378	$1,072,855
Tenant charge-backs	(36,290)	(33,917)	(159,851)	(146,793)
Other revenues	(2,545)	(1,373)	(11,241)	(6,180)
Bad debt expense	—	(2,367)	—	(8,732)
Core revenues	245,175	232,659	972,286	911,150
Less: Non-Same-Home core revenues	55,110	49,902	218,485	187,305
Same-Home core revenues	$190,065	$182,757	$753,801	$723,845

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$102,788	$99,475	$433,854	$412,905
Property management expenses	21,822	18,105	86,908	74,573
Noncash share-based compensation - property management	(353)	(217)	(1,342)	(1,358)
Expenses reimbursed by tenant charge-backs	(36,290)	(33,917)	(159,851)	(146,793)
Bad debt expense	—	(2,367)	—	(8,732)
Internal leasing costs (1)	—	2,171	—	7,984
Core property operating expenses	87,967	83,250	359,569	338,579
Less: Non-Same-Home core property operating expenses	20,481	19,219	84,986	76,892
Same-Home core property operating expenses	$67,486	$64,031	$274,583	$261,687

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$41,464	$34,734	$156,260	$112,438
Remeasurement of participating preferred shares	—	—	—	(1,212)
Loss on early extinguishment of debt	—	—	659	1,447
Gain on sale of single-family properties and other, net	(10,978)	(7,497)	(43,873)	(17,946)
Depreciation and amortization	83,219	81,123	329,293	318,685
Acquisition and other transaction costs	769	1,538	3,224	5,225
Noncash share-based compensation - property management	353	217	1,342	1,358
Interest expense	31,163	30,691	127,114	122,900
General and administrative expense	12,178	8,402	43,206	36,575
Other expenses	1,585	3,745	6,733	7,265
Other revenues	(2,545)	(1,373)	(11,241)	(6,180)
Internal leasing costs (1)	—	(2,171)	—	(7,984)
Core NOI	157,208	149,409	612,717	572,571
Less: Non-Same-Home Core NOI	34,629	30,683	133,499	110,413
Same-Home Core NOI	122,579	118,726	479,218	462,158
Less: Same-Home recurring capital expenditures	7,407	6,861	31,687	28,900
Same-Home Core NOI After Capital Expenditures	$115,172	$111,865	$447,531	$433,258

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$157,208	$149,409	$612,717	$572,571
Less: Encumbered Core NOI	53,679	52,573	209,759	204,397
Unencumbered Core NOI	$103,529	$96,836	$402,958	$368,174

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

23

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Core revenues and Same-Home core revenues
Total revenues	$284,010	$298,304	$281,860	$279,204	$270,316
Tenant charge-backs	(36,290)	(48,306)	(35,303)	(39,952)	(33,917)
Other revenues	(2,545)	(5,240)	(1,946)	(1,510)	(1,373)
Bad debt expense	—	—	—	—	(2,367)
Core revenues	245,175	244,758	244,611	237,742	232,659
Less: Non-Same-Home core revenues	55,110	55,748	55,719	51,908	49,902
Same-Home core revenues	$190,065	$189,010	$188,892	$185,834	$182,757

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$102,788	$119,791	$104,591	$106,684	$99,475
Property management expenses	21,822	22,727	21,650	20,709	18,105
Noncash share-based compensation - property management	(353)	(350)	(346)	(293)	(217)
Expenses reimbursed by tenant charge-backs	(36,290)	(48,306)	(35,303)	(39,952)	(33,917)
Bad debt expense	—	—	—	—	(2,367)
Internal leasing costs (1)	—	—	—	—	2,171
Core property operating expenses	87,967	93,862	90,592	87,148	83,250
Less: Non-Same-Home core property operating expenses	20,481	21,744	21,546	21,215	19,219
Same-Home core property operating expenses	$67,486	$72,118	$69,046	$65,933	$64,031

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$41,464	$41,401	$40,304	$33,091	$34,734
Loss on early extinguishment of debt	—	—	659	—	—
Gain on sale of single-family properties and other, net	(10,978)	(13,521)	(13,725)	(5,649)	(7,497)
Depreciation and amortization	83,219	82,073	82,840	81,161	81,123
Acquisition and other transaction costs	769	651	970	834	1,538
Noncash share-based compensation - property management	353	350	346	293	217
Interest expense	31,163	31,465	32,571	31,915	30,691
General and administrative expense	12,178	11,107	10,486	9,435	8,402
Other expenses	1,585	2,610	1,514	1,024	3,745
Other revenues	(2,545)	(5,240)	(1,946)	(1,510)	(1,373)
Internal leasing costs (1)	—	—	—	—	(2,171)
Core NOI	157,208	150,896	154,019	150,594	149,409
Less: Non-Same-Home Core NOI	34,629	34,004	34,173	30,693	30,683
Same-Home Core NOI	122,579	116,892	119,846	119,901	118,726
Less: Same-Home recurring capital expenditures	7,407	9,804	8,223	6,253	6,861
Same-Home Core NOI After Capital Expenditures	$115,172	$107,088	$111,623	$113,648	$111,865

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

24

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)
Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2019
Total Debt	$2,870,993
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	$3,754,743

Adjusted EBITDAre - TTM	$582,945

Debt and Preferred Shares to Adjusted EBITDAre	6.4 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Dec 31, 2019
Interest expense per income statement	$127,114
Less: noncash interest expense related to acquired debt	—
Less: amortization of discounts, loan costs and cash flow hedge	(7,457)
Add: capitalized interest	11,097
Cash interest	130,754
Dividends on preferred shares	55,128
Fixed charges	$185,882

Adjusted EBITDAre - TTM	$582,945

Fixed Charge Coverage	3.1 x
Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Total Debt	$2,870,993	$2,876,223	$2,881,774	$2,986,953	$2,842,510
Less: cash and cash equivalents	(37,575)	(171,209)	(119,176)	(154,584)	(30,284)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(40,558)	(40,058)	(49,032)	(43,535)	(45,716)
Net Debt	$2,767,194	$2,639,290	$2,687,900	$2,763,168	$2,740,844

Adjusted EBITDAre - TTM	$582,945	$578,942	$572,905	$564,543	$550,828

Net Debt to Adjusted EBITDAre	4.7 x	4.6 x	4.7 x	4.9 x	5.0 x
Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Dec 31, 2019
Unencumbered Core NOI	$103,529
Core NOI	$157,208
Unencumbered Core NOI Percentage	65.9%

25

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of shares and units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

26

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the quarters and years ended December 31, 2019 and 2018 (amounts in thousands):

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
	2019	2018	2019	2018
Net income	$41,464	$34,734	$156,260	$112,438
Interest expense	31,163	30,691	127,114	122,900
Depreciation and amortization	83,219	81,123	329,293	318,685
EBITDA	155,846	146,548	612,667	554,023

Net (gain) on sale / impairment of single-family properties and other	(10,398)	(4,435)	(40,210)	(12,088)
Adjustments for unconsolidated joint ventures	821	—	1,797	—
EBITDAre	146,269	142,113	574,254	541,935

Noncash share-based compensation - general and administrative	946	466	3,466	2,075
Noncash share-based compensation - property management	353	217	1,342	1,358
Acquisition and other transaction costs	769	1,538	3,224	5,225
Loss on early extinguishment of debt	—	—	659	1,447
Remeasurement of participating preferred shares	—	—	—	(1,212)
Adjusted EBITDAre	$148,337	$144,334	$582,945	$550,828

Recurring capital expenditures (1)	(9,332)	(8,546)	(39,997)	(35,888)
Leasing costs	(851)	(3,047)	(4,095)	(12,603)
Adjusted EBITDAre after Capex and Leasing Costs	$138,154	$132,741	$538,853	$502,337

Total revenues	$284,010	$270,316	$1,143,378	$1,072,855
Less: tenant charge-backs	(36,290)	(33,917)	(159,851)	(146,793)
Adjustments for unconsolidated joint ventures	821	—	1,797	—
Bad debt expense	—	(2,367)	—	(8,732)
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$248,541	$234,032	$985,324	$917,330

Adjusted EBITDAre Margin	59.7%	61.7%	59.2%	60.0%

Adjusted EBITDAre after Capex and Leasing Costs Margin	55.6%	56.7%	54.7%	54.8%

(1)
As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

27

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Net income	$156,260	$149,530	$138,410	$124,004	$112,438
Interest expense	127,114	126,642	126,107	125,514	122,900
Depreciation and amortization	329,293	327,197	325,064	320,543	318,685
EBITDA	$612,667	$603,369	$589,581	$570,061	$554,023

Net (gain) on sale / impairment of single-family properties and other	(40,210)	(34,247)	(26,769)	(15,677)	(12,088)
Adjustments for unconsolidated joint ventures	1,797	976	1,301	554	—
EBITDAre	$574,254	$570,098	$564,113	$554,938	$541,935

Noncash share-based compensation - general and administrative	3,466	2,986	2,539	2,136	2,075
Noncash share-based compensation - property management	1,342	1,206	1,197	1,274	1,358
Acquisition and other transaction costs	3,224	3,993	4,397	4,748	5,225
Loss on early extinguishment of debt	659	659	659	1,447	1,447
Remeasurement of participating preferred shares	—	—	—	—	(1,212)
Adjusted EBITDAre	$582,945	$578,942	$572,905	$564,543	$550,828
Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional Broker and Trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (5) gain or loss on early extinguishment of debt, (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, and (7) the allocation of income to our participating preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

28

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

29

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Historical FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
The following reconciliations of previously reported net income (loss) attributable to common shareholders to FFO / Core FFO / Adjusted FFO attributable to common share and unit holders include conforming adjustments for the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

	For the Year Ended	For the Three Months Ended
(Amounts in thousands, except share data)	Dec 31, 2018	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net income attributable to common shareholders	$23,472	$17,632	$15,177	$(15,151)	$5,814
Adjustments:
Noncontrolling interests in the Operating Partnership	4,424	3,320	2,881	(2,902)	1,125
Net (gain) on sale / impairment of single-family properties and other	(12,088)	(4,435)	(4,393)	(1,704)	(1,556)
Depreciation and amortization	318,685	81,123	79,940	78,319	79,303
Less: depreciation and amortization of non-real estate assets	(7,352)	(1,890)	(1,845)	(1,787)	(1,830)
FFO attributable to common share and unit holders	$327,141	$95,750	$91,760	$56,775	$82,856
Adjustments:
Internal leasing costs (1)	(7,984)	(2,171)	(2,451)	(1,773)	(1,589)
Acquisition and other transaction costs	5,225	1,538	1,055	1,321	1,311
Noncash share-based compensation - general and administrative	2,075	466	491	520	598
Noncash share-based compensation - property management	1,358	217	341	423	377
Noncash interest expense related to acquired debt	3,303	493	973	937	900
Loss on early extinguishment of debt	1,447	—	—	1,447	—
Remeasurement of participating preferred shares	(1,212)	—	—	—	(1,212)
Redemption of participating preferred shares	32,215	—	—	32,215	—
Core FFO attributable to common share and unit holders	$363,568	$96,293	$92,169	$91,865	$83,241
Recurring capital expenditures	(35,888)	(8,546)	(11,467)	(8,489)	(7,386)
Leasing costs	(12,603)	(3,047)	(3,722)	(3,111)	(2,723)
Internal leasing costs (1)	7,984	2,171	2,451	1,773	1,589
Adjusted FFO attributable to common share and unit holders	$323,061	$86,871	$79,431	$82,038	$74,721

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.94	$0.27	$0.26	$0.16	$0.24
Core FFO attributable to common share and unit holders	$1.04	$0.27	$0.26	$0.26	$0.24
Adjusted FFO attributable to common share and unit holders	$0.92	$0.25	$0.23	$0.23	$0.22

Weighted-average FFO shares and units:
Common shares outstanding	293,640,500	296,559,183	296,214,509	295,462,572	286,183,429
Share-based compensation plan	627,830	508,028	753,140	587,270	544,434
Operating partnership units	55,350,062	55,349,791	55,350,153	55,350,153	55,350,153
Total weighted-average FFO shares and units	349,618,392	352,417,002	352,317,802	351,399,995	342,078,016

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized and treated as a reduction to Adjusted FFO attributable to common share and unit holders that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

30

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Dec 31,		For the Years Ended Dec 31,
(Amounts in thousands)	2019	2018	2019	2018
Property management expenses	$21,822	$18,105	$86,908	$74,573
Less: tenant charge-backs	(1,397)	(1,421)	(5,364)	(5,108)
Less: noncash share-based compensation - property management	(353)	(217)	(1,342)	(1,358)
Add: internal leasing costs (1)	—	2,171	—	7,984
Property management expenses, net	20,072	18,638	80,202	76,091

General and administrative expense	12,178	8,402	43,206	36,575
Less: noncash share-based compensation - general and administrative	(946)	(466)	(3,466)	(2,075)
General and administrative expense, net	11,232	7,936	39,740	34,500

Leasing costs	851	3,047	4,095	12,603
Less: internal leasing costs (1)	—	(2,171)	—	(7,984)
Leasing costs, net	851	876	4,095	4,619

Platform costs	$32,155	$27,450	$124,037	$115,210

Total revenues	$284,010	$270,316	$1,143,378	$1,072,855
Less: tenant charge-backs	(36,290)	(33,917)	(159,851)	(146,793)
Less: other revenues	(2,545)	(1,373)	(11,241)	(6,180)
Less: bad debt expense	—	(2,367)	—	(8,732)
Total portfolio rents and fees	$245,175	$232,659	$972,286	$911,150

Platform Efficiency Percentage	13.1%	11.8%	12.8%	12.6%

(1)
Adjustment amount reflects the portion of leasing costs that were previously capitalized that would be expensed under the new lease accounting standard ASU 2016-02, adopted by the Company on January 1, 2019.

31

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

32

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the SEC.

33

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell	Stephanie G. Heim
Chief Legal Officer	Chief Governance Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

WA
OR
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CA
AZ
NM
TX
OK
WI
IL
IN
OH
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NC
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MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Jeff Spector	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	jeff.spector@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Goldman Sachs & Co.	Green Street Advisors
Douglas Harter	Steve Sakwa	Richard Skidmore	John Pawlowski
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	richard.skidmore@gs.com	jpawlowski@greenst.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Robert W. Baird & Co.	Wells Fargo Securities
Richard Hill	Buck Horne	Andrew Babin	Todd Stender
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	dbabin@rwbaird.com	todd.stender@wellsfargo.com

Zelman & Associates
Hardik Goel
hardik@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.